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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64726) of Libbey Inc. pertaining to the Libbey Inc. Stock Purchase and Savings Program and the Libbey Inc. Supplemental Retirement Plan and in the Registration Statement (Form S-8 No. 33-98234) pertaining to the Libbey Inc. Amended and Restated Stock Option Plan For Key Employees and in the Registration Statement (Form S-8 No. 333-19459) pertaining to the Libbey Inc. Long-Term Savings Plan & Trust of our report dated February 3, 1997, except for Note 14, as to which the date is March 10, 1997, with respect to the consolidated financial statements and schedule of Libbey Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                 Ernst & Young LLP

Toledo, Ohio
March 28, 1997